INCORPORATED UNDER THE LAWS OF THE

STATE OF NEVADA

COMMON STOCK

CALIBRUS

45,000,000 AUTHORIZED COMMON SHARES $.001 PAR VALUE NON-ASSESSABLE

5,000,000 AUTHORIZED PREFERRED SHARES $.001 PAR VALUE NON-ASSESABLE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of CALIBRUS transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY                                CORPORATE SEAL                                PRESIDENT